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                                     BY-LAWS

                                       OF

                                  CLARCOR Inc.

                                  ------------

                                    ARTICLE I


                                     OFFICES


          SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.


          SECTION 1.2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II


                            MEETINGS OF SHAREHOLDERS


          SECTION 2.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held in March each year on such day during that month as shall be determined by the Board of Directors, which day and the time of such meeting
shall be stated in the Notice of such meeting.   Subject to Sections 2.12 and
2.13 of these By-Laws, the purpose of the annual meeting shall be to elect directors and to transact such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as convenient.


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          SECTION 2.2.  SPECIAL MEETINGS.  Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than 10 nor more than 50 days' written notice. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of the shares of the corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 2.2.


          SECTION 2.3. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as a place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation in Illinois.


          SECTION 2.4. NOTICE OF MEETINGS. Written or printed Notice stating the place, date and hour of each annual or special meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 or more than 50 days before the date of the meeting. (See also Article IV).


          SECTION 2.5.  FIXING DATE OF DETERMINATION OF SHAREHOLDERS OF RECORD.
(a) In order that the corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

     (b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


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     (c)  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.


          SECTION 2.6. SHAREHOLDER LIST. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and number of shares registered in the name of each shareholder.
Such list shall be open to examination by any shareholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection of any such shareholder who may be present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.


          SECTION 2.7. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the shareholders of the corporation for the transaction of business, except as otherwise provided by statute or these By-Laws. If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time, without notice other than announcement at the meeting if the adjournment is for thirty days or less or unless after the adjournment a new record date is fixed, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.


          SECTION 2.8. PROXIES. (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with


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the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

     (b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder's authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

     (c) Any inspector or inspectors appointed pursuant to Section 2.14 of these By-Laws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.


          SECTION 2.9. VOTING. At every meeting of the shareholders, each shareholder shall be entitled to one vote for each share of stock entitled to vote thereat which is registered in the name of such shareholder on the books of the corporation. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be sufficient for the transaction of any business, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


          SECTION 2.10. VOTING OF CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an


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incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator as the case may be, either in person or by proxy.
Shares standing in the name of a trustee and entitled to vote may be voted by such trustee, either in person or by proxy to the full extent provided by Delaware law. Shares standing in the name of a receiver and entitled to vote may be voted by such receiver. A shareholder some or all of whose shares, otherwise entitled to vote, are pledged shall be entitled to vote such shares unless, in the transfer of such pledged shares on the books of the corporation, such shareholder as pledged has expressly empowered the pledge to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, and shares with two or more persons having the same fiduciary relationship respecting such shares shall be voted in accordance with the provisions of Section 217(b) of the Delaware General Corporation Law.


          SECTION 2.11. TREASURY STOCK. Shares of its own stock belonging to this corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares. Nothing in this section shall be construed as limiting the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.


          SECTION 2.12. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section
2.12. Such nominations, other than those made by or at the direction of the Board of Directors shall be made pursuant to timely notice in proper written form to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written


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consent to being nominated as a Director and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.12. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws; and in that event the defective nomination shall be disregarded.


          SECTION 2.13. NOTICE OF SHAREHOLDER PROPOSALS. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 2.13. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 2.13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


          SECTION 2.14. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. (a) If the corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a


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registered national securities association or (iii) held of record by more than
2,000 shareholders, the Board of Directors shall, in advance of any meeting of shareholders, appoint one or more inspectors (individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

     (b) The Inspectors shall (i) ascertain the number of shares of stock of the corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

     (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies, or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

     (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and
(c) of Section 2.8 of these By-Laws, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 2.14, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.


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                                   ARTICLE III


                                    DIRECTORS


          SECTION 3.1. NUMBER AND ELECTION. The number of directors which shall constitute the whole Board shall be not less than nine. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of the First Class first chosen shall hold office for one year or until the first annual election; Directors of the Second Class first chosen shall hold office until the second annual election; and Directors of the Third Class shall hold office until the third annual election. In each annual election or adjournment thereof, the successors to the Class of Directors whose terms shall expire at that time shall be elected to hold office for terms of three years so that the term of office of one class of Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.1.


          SECTION 3.2.  RESIGNATIONS AND VACANCIES.

          (a) RESIGNATIONS. Any Director may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          (b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

          (c) REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the shares of this corporation entitled to vote for the election of directors.


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          (d)  AMENDMENT, REPEAL, ETC.  Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of at least 75% of all of the shares of this corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.2.


          SECTION 3.3. MANAGEMENT OF AFFAIRS OF CORPORATION. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.


          SECTION 3.4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the Annual Meeting of Shareholders for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.


          Section 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or by a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.


          SECTION 3.6. NOTICE OF SPECIAL MEETINGS. Except as otherwise prescribed by statute, written notice of the time and place of each special meeting of the Board of Directors shall be given at least 24 hours prior to the time of holding the meetings. Any director may waive notice of any meeting.
The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by statute neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice of such meeting. (See also Articles IV and X.)


          SECTION 3.7. QUORUM. At each meeting of the Board of Directors, the presence of not less than a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the


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act of the Board of Directors, except as may be otherwise specifically provided by statute. In determining the presence of a quorum at a meeting of the Directors or a committee thereof for the purpose of authorizing a contract or transaction between the corporation and one or more of its Directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors are directors or officers, or have a financial interest, such interested Directors may be counted in determining a quorum.


          SECTION 3.8. PRESUMPTION OF ASSENT. Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


          SECTION 3.9. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.


          SECTION 3.10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or such committee. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.


          SECTION 3.11. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the


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member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.


          SECTION 3.12. FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof.


          SECTION 3.13. RELIANCE UPON RECORDS. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the corporation's capital stock might properly be purchased or redeemed.

                                   ARTICLE IV

                                     NOTICES


          SECTION 4.1. MANNER OF NOTICE. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, whenever notice is required to be given to any shareholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, to such shareholder, director or member, either at the address of such shareholder, director or member as it appears on the records of the corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these By-Laws.


          SECTION 4.2. DISPENSATION WITH NOTICE. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

     (b) Whenever notice is required to be given by law, the Certificate of Incorporation or these By-Laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be not duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.


      SECTION 4.3 WAIVER OF NOTICE. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular special meeting of the shareholders, directors, or members of a committee of directors need to be specified in any written waiver of notice.


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


                                    ARTICLE V

                                    OFFICERS

          SECTION 5.1. OFFICES AND OFFICIAL POSITIONS. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, Vice President - Finance, one or more additional Vice Presidents, the number thereof to be determined by the Board of Directors, a Treasurer, a Controller, a Secretary, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may determine. None of the officers need be a director, a shareholder of the corporation or a resident of the State of Delaware. The Board of Directors may from time to time establish, and abolish official positions within such divisions into which the business and operations of the corporation may be divided pursuant to Section 6.1. of these By-Laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.


          SECTION 5.2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the shareholders. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office for such term as the Board of Directors shall specify, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not in itself create contract rights.


          SECTION 5.3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed.
Any officer may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


          SECTION 5.4. VACANCIES. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

          SECTION 5.5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall consult and advise with the other officers of the corporation in connection with its operation.


          SECTION 5.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these By-Laws, or action of the Board of Directors. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors. The authority and responsibilities of the Chief Executive Officer shall be assigned by the Board of Directors to either the Chairman of the Board or the President.


          SECTION 5.7 PRESIDENT. The President shall preside at all meetings of the shareholders and of the Board of Directors in the absence of the Chairman of the Board, and of committees of directors of the corporation of which he is a member. He shall direct the activities of the corporation in accordance with policies and objectives established by the Board of Directors. He shall execute any deeds, mortgages, bonds, contracts or other instruments of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors, the Chief Executive Officer, or the President to some other officer or agent of the corporation. He may sign, with the Secretary or any Assistant Secretary, certificates for shares of stock of the corporation the issuance of which shall have been authorized by the Board of Directors, shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation, shall have the general powers and duties of management usually vested in the office of a President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.


          SECTION 5.8. VICE PRESIDENT - FINANCE. The Vice President-Finance, as the chief financial officer of the corporation, shall: (a) be responsible to the Chief Executive Officer, President, and the Board of Directors for all the property of the corporation, tangible and intangible, and for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 7.4 of these By-Laws; (c) disburse the funds of the corporation as ordered by the Chief Executive Officer, President or as required in the ordinary conduct of the business of the corporation; (d) render to the Chief Executive Officer, President or Board of Directors, upon request, an account of all his transactions as Vice President-Finance and such other duties as from time to time may be assigned to him by the

Chief Executive Officer, the President, by the Board of Directors or these By-Laws. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.


          SECTION 5.9. VICE PRESIDENTS. In the absence or inability to act of the President, the Vice Presidents in order of their ranking by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, the Chief Executive Officer, or the President, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these By-Laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Chief Executive Officer, or by the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of stock of the corporation the issuance of which shall have been authorized by the Board of Directors.


          SECTION 5.10. SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; (e) keep a register of the post office address of each shareholder, director and committee member, which shall from time to time be furnished to the Secretary by such shareholder, director or member; (f) sign with the Chairman of the Board, President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, President, or by the Board of Directors. He or she may delegate such details of the performance of duties of his or her office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead.


          SECTION 5.11. TREASURER. In the absence or inability to act of the Vice President - Finance, the Treasurer shall perform all duties of the Vice President - Finance and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Vice President - Finance. The Treasurer shall have such other powers and perform such other duties, not inconsistent with the statutes, these By-Laws, or action of the Board of Directors, as from time to time may be prescribed for him by the Vice President
- Finance. The Treasurer may delegate such details of the performance of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead.


          SECTION 5.12. CONTROLLER. The Controller shall be the Chief Accounting Officer of the corporation and shall have the responsibility for the accounts and accounting practices of the corporation; maintain records of assets, liabilities, and transactions thereof, and provide for regular audits; initiate and execute measures calculated to provide the maximum safety, clarity and efficiency in the recording and reporting of transactions; prepare and direct all budgets; and verify all authorizations. He shall do and perform such duties as from time to time may be assigned to him by the Vice President - Finance or the Board of Directors.


          SECTION 5.13. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, perform all functions and duties which such absent officer may delegate; but such delegation shall in nowise relieve the absent officer from the responsibilities and liabilities of his office. In addition, an Assistant Secretary, as thereto authorized by the Board of Directors, may sign with the Chairman of the Board, President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors; and the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or Board of Directors.


          SECTION 5.14. DELEGATION OF DUTIES. In case of the absence of an officer of the corporation or for any other reason that may seem sufficient to the Board of Directors, said Board may delegate for the time being the powers and duties of such officer to any other officer or to any Director except where otherwise provided by law.


          SECTION 5.15. COMPENSATION. The salaries of the officers shall be fixed from time to time by a Committee of the Board of Directors designated by the Board with the exception of the salaries of such Committee, which shall be established by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.


          SECTION 5.16. PERFORMANCE BOND. The Board of Directors may request any officer, agent or employee of the corporation to furnish a bond of such sum and with such sureties as it may deem advisable for the faithful performance of the duties of such officer, agent or employee.

                                   ARTICLE VI


                                    DIVISIONS


          SECTION 6.1. DIVISIONS OF THE CORPORATION. The Board of Directors shall have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.


          SECTION 6.2. OFFICIAL POSITIONS WITHIN A DIVISION. The President may appoint individuals who are not officers of the corporation to, and may, with or without cause, remove them from, official positions established with a division, but not filled by the Board of Directors. (See also Section 5.1 of these By-Laws.)


                                   ARTICLE VII


                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


          SECTION 7.1. CONTRACTS AND OTHER INSTRUMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general of confined to specific instances.


          SECTION 7.2. LOANS. No loans shall be contracted on behalf of the corporation or any division thereof, and no evidence of indebtedness shall be issued in the name of the corporation, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


          SECTION 7.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.


          SECTION 7.4. DEPOSITS. All funds of the corporation, or any divisions thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VIII



                    CERTIFICATES OF STOCK AND THEIR TRANSFER


          SECTION 8.1. CERTIFICATES OF STOCK. The certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, President, or a Vice
President and the Secretary or an Assistant Secretary.   The signature of any
such officer may be facsimile. In case any such officer, transfer agent or registrar whose facsimile signature has been used on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as if such officer, transfer agent or registrar continued to be such at the date of delivery. All certificates properly surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and canceled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to the transfer agent. (See Section 8.2.)


          SECTION 8.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued by the corporation in place of the certificate or certificates alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


          SECTION 8.3. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, it shall be the duty of the corporation, subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.


          SECTION 8.4. RESTRICTIONS ON TRANSFER. Any shareholder may enter into an agreement with other shareholders or with the corporation providing any reasonable limitation or restriction on the right of such shareholder to transfer shares of common stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other shareholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such shareholders by any third party. Any such limitation or restriction on the transfer of shares of this corporation may be set forth on certificates representing shares of common stock or notice thereof may be otherwise given to the corporation or the transfer agent, in which case the corporation or the transfer agent shall not transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction; provided, however, no such restriction, unless noted conspicuously on the security, shall be effective against anyone found by a court of competent jurisdiction to be other than a person with actual knowledge of the restriction.


          SECTION 8.5. NO FRACTIONAL SHARE CERTIFICATES. Certificates shall not be issued representing fractional shares of stock.


          SECTION 8.6. SHAREHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any shares or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                               GENERAL PROVISIONS


          SECTION 9.1. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.


          SECTION 9.2. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.


          SECTION 9.3. FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                    ARTICLE X

                                   AMENDMENTS


          SECTION 10.1. Except as provided in Sections 2.2, 3.1, and 3.2 of these By-Laws, any provision of these By-Laws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the directors then qualified and acting at any regular meeting of the Board at which a quorum is present, or at any special meeting of the Board at which a quorum is present if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.



March 29, 1969
Amended and Restated June 30, 1969
Amended January 3, 1980
Amended January 31, 1981
Amended February 11, 1983
Amended March 26, 1983
Amended June 25, 1985
Amended October 8, 1985
Amended December 1, 1988
Amended January 20, 1992
Amended January 27, 1994
Amended January 24, 1996


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